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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 12, 2002

                             Dover Motorsports, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 1-11929

                  Delaware                               51-0357525
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

                   1131 N. DuPont Highway
                       Dover, Delaware                       19901
           (Address of principal executive offices)       (Zip Code)

        Registrant's telephone number, including area code (302) 674-4600


          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

FOR IMMEDIATE RELEASE                          For further information, call
                                               Patrick J. Bagley
                                               Vice President-Finance
Dover, Delaware, August 12, 2002               (302) 857-3745

                             DOVER MOTORSPORTS, INC.
                          ISSUES STOCK TO PAY DOWN DEBT

Dover Motorsports, Inc. (NYSE: Symbol - DVD) announced today that certain existing shareholders of Dover Motorsports, Inc. (the "Company"), including two of its directors, acquired from the Company 1,162,800 shares of its common stock for an aggregate purchase price of $5,000,040.

The Company noted that the offering was consistent with the recently completed spin-off of its gaming operations. The full amount of the proceeds will be utilized to reduce outstanding debt and the offering will not be dilutive to earnings per share. In addition, the consummation of this offering allows the Company to reduce its interest expense and will assist in meeting debt compliance covenants.

The shares of common stock were sold in a private offering. Each of the purchasers represented that the shares were being acquired for investment purposes and not with a view towards public distribution. The purchase agreements, which were tendered to the Company prior to the opening of the market this morning, required that the price per share be the higher of the closing price of the common stock on the New York Stock Exchange on the immediately preceding trading day or a ten-day average of the closing price of the common stock on the New York Stock Exchange on such date. The purchase price per share was $4.30, which was last Friday's closing price. Since the ten-day average was $4.23, the higher price of $4.30 was used.

The sale was made without any discount to market for the purchasers, no registration rights were granted to the purchasers, and no other special terms were provided to the purchasers. The offering was unanimously approved by the full board of directors of the Company based on the recommendations of an independent committee of the Board.

Raymond James & Associates, Inc. acted as financial advisor to the Company and rendered a fairness opinion.

This release contains or may contain forward-looking statements based on management's beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to each company's SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate seven motorsports tracks (four permanent facilities and three temporary circuits) in six states and promote motorsports events under the auspices of four of the premier sanctioning bodies in motorsports - NASCAR, CART, IRL and NHRA. The Company owns and operates Dover International Speedway in Dover, DE; the new Nashville Superspeedway near Nashville, TN; Gateway International Raceway near St. Louis, MO and Memphis Motorsports Park near Memphis, TN. It also organizes and promotes the Toyota Grand Prix of Long Beach in California, the Grand Prix of Denver in Colorado and the Grand Prix of St. Petersburg in Florida.

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Item 7.  Financial Statements and Exhibits.

Exhibit 99.1  Form of Purchase Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Dover Motorsports, Inc.

                                         /s/  Patrick J. Bagley
                                         ---------------------------------------
                                         Patrick J. Bagley
                                         Vice President - Finance and Chief
                                         Financial Officer

Dated: August 12, 2002


                                  EXHIBIT INDEX

Exhibit
Number        Description

99.1          Form of Purchase Agreement